Exhibit 10.5

TESSPAY PLATFORM CARRIER SERVICES AGREEMENT

TESSPAY PLATFORM CARRIER SERVICES AGREEMENT

THIS AGREEMENT is dated the ____ day of ______________ 20

A M O N G:

______________, a corporation incorporated under the laws of ______________, with company registration number __________ and having its registered address at __________________________ (“Platform Carrier A”);

- and -

______________, a corporation incorporated under the laws of ______________, with company registration number ______________ and having its registered address at ____________________________ (“Platform Carrier B”)

WHEREAS the terms and conditions set forth herein (“Agreement”) are incorporated into and apply to terms and conditions of (“Smart Contracts” as defined below) entered into online between Platform Carrier A and Platform Carrier B on the (“Tesspay Platform”) as defined below), collectively referred to herein as the “Parties”;

AND WHEREAS, Platform Carrier B is in the business of supplying wholesale international telecommunications services as further described herein (“Wholesale Services”) and Platform Carrier A desires to utilize the Wholesale Services,

AND WHEREAS, the Parties are signatories to a TessPay Platform Services Agreement with TessPay Inc. (“TessPay”) for the purposes of settling amounts owing by Platform Carrier A to Platform Carrier B in respect of he Services (collectively, the “Platform Agreement”).

NOW THEREFORE, in consideration of the respective representations, warranties, covenants and agreements set forth in this Agreement, and subject to Platform Carrier A and Platform Carrier B having any necessary approvals, facilities, and agreements to provide the Services, Platform Carrier A and Platform Carrier B agree as follows:

1.	DEFINITIONS

The following terms, when used in this Agreement or in any of the agreements referred to herein and listed in Section have the following meanings:

(a)	“Accounts Receivable” means the balance of money due to Platform Carrier B for Wholesale services used by Platform Carrier A but not yet paid for by the Platform Carrier A;

(b)	“Affiliate” has the meaning set out in the Delaware Code, Title 8, Chapter 1;

(c)	“Agreement” means this agreement, as it may be amended, restated or supplemented from time to time, and all schedules hereto;

(d)	“Business Day” means a weekday, between the hours of 9:00 a.m. and 5:00 p.m., Eastern Time, excluding Saturday, Sunday and all holidays observed in the United States of America;

(e)	“Buying Carrier” means a Platform Carrier or non-Platform Carrier that buys Wholesale Services from another Platform Carrier;

(f)	“Confidential Information” of a Party means any and all material and information of a Party or any of its Affiliates (in this definition called the “Disclosing Party”) that has or will come into the possession or knowledge of the other Party or any of its Affiliates (in this definition called the “Recipient”) in connection with or as a result of entering into this Agreement including information concerning the Disclosing Party’s past, present and future customers, suppliers, technology and business. For the purposes of this definition, “information” and “material” includes know-how, data, patents, copyrights, trade secrets, processes, techniques, programs, designs, formulae, marketing, advertising, financial, commercial, sales or programming materials, written materials, compositions, drawings, diagrams, computer programs, studies, work in progress, visual demonstrations, ideas, concepts and other data, in oral, written, graphic, electronic, or any other form or medium whatsoever. Notwithstanding the foregoing, Confidential Information does not include the following information:

(i)	information that is in the public domain when it is received by or becomes known to the Recipient or that subsequently enters the public domain through no fault of the Recipient (but only after it enters the public domain);

(ii)	information that is already known to the Recipient at the time of its disclosure to the Recipient by the Disclosing Party and is not the subject of an obligation of confidence of any kind;

(iii)	information that is independently developed by the Recipient without any use of or reference to the Confidential Information of the Disclosing Party where such independent development can be established by evidence that would be acceptable to a court of competent jurisdiction; and

(iv)	information that is received by the Recipient in good faith without an obligation of confidence of any kind from a third-party who the Recipient had no reason to believe was not lawfully in possession of such information free of any obligation of confidence of any kind, but only until the Recipient subsequently comes to have reason to believe that such information was subject to an obligation of confidence of any kind when originally received;

(g)	“Disclosing Party” has the meaning set out in the definition of Confidential Information herein;

(h)	“Dispute” has the meaning set out in Section 10;

(i)	“Platform Factor” means TessPay Finance Inc., a corporation incorporated under the laws of Delaware, USA, TessPay Limited, a corporation incorporated under the laws of the United Kingdom), a 3rd party financial institution, any of which may provide financing to Selling Carriers by purchasing invoices issued to Buying Carriers;

(j)	“Force Majeure Event” has the meaning set out in Section 22;

(k)	“Intellectual Property Rights” means:

(i)	any and all proprietary rights provided under:

(ii)	patent law;

(iii)	copyright law;

(iv)	trade mark law;

(v)	design patent or industrial design law; or

(vi)	any other statutory provision or common law principle applicable, including trade secret law that may provide a right in ideas, formulae, algorithms, concepts, inventions or know-how generally, or in the expression or use of such ideas, formulae, algorithms, concepts, inventions or know-how and any rights of publicity or privacy, wheresoever any such right may arise; and

(vii)	any and all applications, registrations, licenses, sublicences, agreements or any other evidence of a right in any of the foregoing;

(l)	“Maintenance” means upgrading the TessPay Platform and any software related to same from time to time, providing bug fixes, work-arounds, patches and error corrections for the TessPay Platform and, generally, ensuring that the TessPay Platform functions in accordance with the requirements of this Agreement;

(m)	“Marks” means a Party’s trademarks, trade names, design marks, domain names, uniform resource locators, service marks, logos and/or brand names;

(n)	“Origination Smart Contract” means a Smart Contract for which the non- Platform Buying Carrier is sending traffic from a non-TessPay IP address;

(o)	“Parties” means all the parties to this Agreement and “Party” means one of them (as the context indicates);

(p)	“Person” means any individual, firm, corporation, governmental authority or other entity;

(q)	“Platform Carrier” has the meaning set out in the recitals to this Agreement;

(r)	“Recipient” has the meaning set out in the definition of Confidential Information herein;

(s)	“Selling Carrier” means a Platform Carrier that sells Wholesale Services to another Platform Carrier or non-Platform Carrier;

(t)	“Smart Contracts” means self-executing computer code delineating terms and conditions entered into by the Parties to this Agreement in the manner required by TessPay Platform for the distribution and settlement of Wholesale Services, as hosted on the TessPay Blockchain, and “Smart Contract” means any one of them as further described in Schedule “B” hereto;

(u)	“Term” means the last Termination Date entered in a Smart Contract;

(v)	“TessPay Blockchain” means the private permissioned blockchain system developed by TessPay pursuant to which Smart Contract terms and conditions are completed and recorded;

(w)	“TessPay IP Address” means any internet protocol address advertised in border gateway protocol as belonging to TessPay;

(x)	“TessPay Switch” means TessPay’s voice over internet protocol hardware and software permitting the exchange of Wholesale Services between Platform Carrier A and Platform Carrier B and the TessPay Platform in respect of interconnected or interchanged traffic;

(y)	“Wholesale Services” has the meaning set out in the recitals to this Agreement.

The Recitals in this Agreement form an integral part of this Agreement and are intended to assist in the interpretation of this Agreement and any attached Schedules.

The Schedules to this Agreement form an integral part of this Agreement unless otherwise specified therein, and references to a Schedule are intended by the Parties to refer to the relevant Schedule as it is modified from time to time with the mutual consent of the Parties.

2.	CERTAIN PHRASES ETC.

In this Agreement (i) (a) the words “including” and “includes” mean “including (or includes) without limitation”, and (b) the phrase “the aggregate of”, “the total of”, “the sum of”, or a phrase of similar meaning means “the aggregate (or total or sum), without duplication, of”, and (ii) in the computation of periods of time from a specified date to a later specified date, unless otherwise expressly stated, the word “from” means “from and including” and the words “to” and “until” each mean “to but excluding”.

3.	CONFLICTS ETC.

If there are conflicts or inconsistencies among this Agreement, the Schedules hereto, or any Smart Contracts entered into in connection with the TessPay Platform and in connection with this Agreement, the terms of the Smart Contract shall prevail.

4.	CURRENCY.

All amounts expressed in this Agreement or any of the Smart Contracts refer to United States Dollars, or Euros, as the case may be.

5.	SCHEDULES.

The following schedules form part of this Agreement:

Schedule A:

(a)	Certificate of Exemption from the Federal Excise Tax on Communications Services (Applicable to US termination only).

Schedule B:

(a)	Terms and conditions of Smart Contracts.

6.	SERVICE COMMENCEMENT DATE. The Parties agree to use best efforts to begin the Services on or about the date that the parties enter into a Smart Contract in respect of such Services. The date of entering into such Smart Contract shall be referred to as the “Start Date”. Beginning on the Start Date, Platform Carrier B will provide Services to Platform Carrier A on the terms and conditions set forth in the Smart Contract for such Services. Each Smart Contract between the Parties forms an integral part of this Agreement. The Parties agree that the rates and times listed on any particular Smart Contract do not apply to other agreements, existing or otherwise, among the Parties hereto. The Parties additionally agree that the terms of a Smart Contract, including without limitation, the listed per-minute rates, shall be recorded therein and pursuant to the online TessPay Platform and the Parties acknowledge that such rates may be changed from time to time by Platform Carrier B, subject to the prior consent of Platform Carrier A, with such consent to be provided pursuant to the procedures embedded in the TessPay Platform.

7.	PERIOD OF SERVICE. The Parties’ obligations pursuant to this Agreement shall begin on a particular Smart Contract Start Date and shall continue for the period of time provided for in such Smart Contract, unless terminated earlier pursuant to the terms thereof.

8.	BILLING AND PAYMENT. The Parties agree that minutes purchased by Platform Carrier A from Platform Carrier B will be settled on the TessPay Platform pursuant to the terms of the Platform Agreement and the terms and conditions of the Smart Contracts.

The Parties agree to be bound by the following terms embedded in the TessPay Platform and encoded in Smart Contracts as related to billing, payment and suspension of Services:

(a)	Invoices will be prepared for every 24-hour period (“Daily Invoices”) and will be recorded on the TessPay Platform. The Parties acknowledge that the TessPay Platform shall make available its call detail records (“CDR”) and shall provide CDR’s for each Daily Invoice. At the end of each billing cycle a master invoice (“Master Invoice”) will be produced, which is the sum of the Daily Invoices over the billing cycle. Master Invoices will be sent via email the day after the end of each billing cycle and will be payable on the due date as per the terms of the Smart Contract.

(b)	All payments will be made in USD or EUR from funds of on deposit on behalf of Platform Carrier A in the TessPay Platform, pursuant to a Smart Contract and transferred to the e-wallet of Platform Carrier B by the TessPay Platform daily settlement process.

(c)	All chargeable calls for the Services shall be monitored by the TessPay Switch and begin when Platform Carrier B and Platform Carrier A, respectively, receives answer supervision.

9.	INVOICES DUE DATE. The Parties agree that the following schedule will apply:

(a)	7/7 Terms

	(i)	Billing cycle start date: Monday at 00:00:00 GMT

	(ii)	Billing cycle end date: Sunday at 23:59:59 GMT

	(iii)	Invoice date: Monday (one day after Billing cycle end date)

	(iv)	Due date: 7 days after the Invoice date

(b)	15/15 Terms

	(i)	Billing cycle start date: Each of the 1st and 16th of a calendar month at 00:00:00 GMT

	(ii)	Billing cycle end date: Each of the 15th and the last day of the calendar month at 23:59:59 GMT

	(iii)	Invoice date: Each of the 16th and the 1st of a calendar month (one day after Billing cycle end date)

	(iv)	Due date:15 days after the Invoice date

	(c)	30/30 Terms

	(i)	Billing cycle start date: The 1st of a calendar month at 00:00:00 GMT

	(ii)	Billing cycle end date: The last day of the calendar month at 23:59:59 GMT

(iii)	Invoice date: The 1st of a calendar month (one day after Billing cycle end date)

(iv)	Due date: 30 days after the Invoice date

10.	BILLING ADJUSTMENTS. Any request for a billing adjustment by Platform Carrier A must be made in good faith and in writing within seven (7) days of receipt of the Invoice in question. Any such request shall include detailed documentation to establish the basis for any adjustment. Documentation to be provided shall include, at least, the country, number of minutes and/or rate that is subject to dispute and must include the TessPay CDR. Subject to each Party’s dispute settlement rights pursuant to the TessPay Platform Services Agreement, TessPay will determine whether any adjustment shall be made, and any such adjustments will be credited against the next Invoice. TessPay will be the sole arbitrator of such Billing Adjustments. A request for adjustment will not be cause for delay or reduction in payment of the undisputed balance due on any current periodic Invoice. If a request for a billing adjustment or credit is not made in writing within this seven (7) day period, the charges are deemed valid and each Party waives its rights to any credits, offsets or adjustments with regard to them. Additionally, the Parties agree that they shall have no right of set-off for amounts owing by either Party to the other Party pursuant to a Smart Contract whether or not such payment obligations were created pursuant to a Smart Contract or any other agreement among the Parties here.

11.	ACCEPTANCE OF SMART CONTRACT. The Parties shall use the TessPay Platform to accept a Smart Contract generated by a Platform Carrier to another Platform Carrier on the TessPay Platform for the provision of Wholesale Services and hereby expressly acknowledges that the TessPay Switch shall be used to populate data in, and to record minutes passing through all such Smart Contracts. The Parties further acknowledge that the TessPay Switch and information recorded on the TessPay Blockchain shall be definitive in respect of the end time and duration of the terminated calls, settlement terms, and payment obligations of all Smart Contracts. CDRs will be applied to the Billing Cycle correlating to the end date and time of the call.

12.	TERMINATION. The Parties may terminate a Smart Contract at any time and pursuant to the terms and conditions set forth therein. Notwithstanding the termination of a Smart Contract, the terms and conditions set forth in this Agreement shall apply to the Parties and shall continue in full force and effect until all Smart Contracts to which the Parties hereto are terminated. Notwithstanding the foregoing, a Smart Contract and this Agreement may be terminated without liability to the terminating Party:

(a)	at any time by mutual agreement of the Parties, or

(b)	immediately upon the occurrence of the bankruptcy, insolvency, reorganization, liquidation, dissolution of the other Party.

In the event of a breach of this Agreement, in addition to the right to terminate this Agreement without liability, the non-breaching and terminating Party may pursue other remedies as such may be available to it at law or in equity.

13.	QUALITY STANDARDS. Services are to be provided in accordance with generally accepted industry standards. Neither Party is liable to the other Party for any loss or damages sustained by reason of any failure or interruption of the Service whether this loss or damage arises because of a breakdown of equipment or because of any other reason other than gross negligence or willful misconduct of such Party.

14.	NETWORK PROTECTION. In the event the Platform Carrier A’s service traffic volumes (or traffic distribution patterns to individual cities and countries) results in a lower than industry standard completion rate, severely abnormal or disproportionate distribution of traffic by city, or other similar abnormality which adversely affects Platform Carrier B network (including, but not limited to looping situations where traffic is delivered by Platform Carrier A to another carrier for termination and ultimately returned to Platform Carrier B), Platform Carrier B reserves the right to block and refuse to accept such adverse traffic at any time, with prompt notice to Platform Carrier A as soon as possible thereafter.

15.	RESPONSIBILITIES OF THE PARTIES. Platform Carrier A is solely responsible for collecting its charges owing to it by its customers for services Platform Carrier A has offered to such customers pursuant to Services provided by Platform Carrier B. Platform Carrier A will indemnify Platform Carrier B from all costs, expenses, claims, or actions arising from allegedly fraudulent calls carried through the Services. Platform Carrier A is responsible for payment of the Invoice (as defined in a Smart Contract) amount from Platform Carrier B regardless of whether its customers pay for the calls related to such Invoice or they are allegedly fraudulent calls. However, nothing contained in this Agreement prohibits either Party from immediately acting to prevent fraudulent calls.

16.	FACILITIES. The Parties each have sole responsibility for the installation, testing, operation of and costs associated with their respective facilities, services (including, but not limited to, interconnections) and equipment other than those specifically listed in a Smart Contract. Untimely installation or non-operation of a Party’s facilities will not relieve such Party of its obligations under this Agreement, including any payment owed hereunder.

17.	TAXES. At the time this Agreement is signed, Platform Carrier B will provide the Platform Carrier A with a signed Certificate of Exemption, in form appended hereto, for all foreign, federal, state, county and local taxes and fees, if any. Each Party is responsible for the collection and payment of all of its own applicable taxes and fees to the relevant governmental authorities.

18.	WAIVER OF LIABILITY. NEITHER PARTY IS LIABLE TO THE OTHER PARTY OR ANY OF ITS CUSTOMERS OR ANY OTHER PERSON, FIRM OR ENTITY FOR DIRECT, INDIRECT, CONSEQUENTIAL, SPECIAL, INCIDENTAL, ACTUAL OR PUNITIVE DAMAGES, OR FOR ANY LOST PROFITS OF ANY KIND OR NATURE WHATSOEVER, EVEN IF FORESEEABLE, ARISING OUT OF ANY MISTAKE, ACCIDENT, ERROR, OMISSION, INTERRUPTION, OR DEFECT IN TRANSMISSION, OR DELAY ARISING OUT OF OR RELATING TO THE SERVICES OR THE OBLIGATIONS OF EACH PARTY PURSUANT TO THIS AGREEMENT AND ANY EXHIBITS OR SCHEDULES TO IT INCLUDING, WITHOUT LIMITATION, ANY FAILURE TO PROVIDE TIMELY, ACCURATELY PROVISION, OR INSTALL ANY PORTION OF THE SERVICES, OR CONDITIONS WHICH MAY RESULT FROM ACTIONS OF REGULATORY OR JUDICIAL AUTHORITIES.

19.	NO WARRANTIES. NEITHER PARTY MAKES ANY WARRANTY WHETHER EXPRESS, IMPLIED OR STATUTORY, AS TO THE DESCRIPTION, QUALITY, MERCHANTABILITY, COMPLETENESS OR FITNESS FOR ANY PURPOSE IN CONNECTION WITH ITS NETWORK OR OF THE SERVICE OR LOCAL ACCESS OR AS TO ANY OTHER RELATED MATTER, ALL OF WHICH WARRANTIES BY EITHER PARTY ARE BY THIS AGREEMENT EXCLUDED AND DISCLAIMED, EACH PARTY’S SOLE AND EXCLUSIVE REMEDY IS ITS OBLIGATION TO GIVE A CREDIT OR REFUND, AT ITS SOLE DISCRETION, BASED ON THE ORIGINAL CHARGE FOR THE SERVICES.

20.	REGULATIONS. This Agreement is made expressly subject to all present and future valid orders and regulations of any regulatory body having jurisdiction over the subject matter of this Agreement and to the laws of the United States of America, any of its states, or any foreign governmental agency having jurisdiction.

21.	NO AGENCY. Neither Party is authorized to act as an agent for, nor legal representative of, the other Party. Neither Party has the authority to assume nor create any obligation on behalf of or binding on the other Party.

22.	FORCE MAJEURE. If either Party’s performance under this Agreement is restricted or interfered with, in whole or part, by causes beyond its reasonable control, including but not limited to, acts of God, fire, explosion, vandalism, cable cut, utility customer’s curtailments, power failures, storm or other similar occurrence, any law, order, regulation, tariffs or rates which make it impossible or impractical for it or its service providers to provide the Services at the current rates, request of the United States government, or of any agency, court, or other instrumentality or civil or military authority, or by national emergency, insurrection, riot, war, strike, lockout or work stoppage or other labor difficulties, supplier failure or shortage or breach or delay, then it is excused from its performance on a day-to-day basis to the extent of this restriction or interference. The obligation to provide Services is subject to and contingent on the continuation of the Parties’ agreements with its underlying service providers to provide Services described in a Smart Contract at the current rates and on the same conditions under which the service providers are currently providing or offering to provide the Services. Any changes in, or termination to, those agreements, will relieve the effected Party of its obligations and all liability under this Agreement.

23.	NO WAIVER. The failure of either Party to enforce or insist upon compliance with any of the terms of this Agreement or the waiver of any terms in this Agreement, does not constitute a general waiver or relinquishment of any other terms of this Agreement.

24.	BINDING EFFECT. This Agreement is binding upon and inures to the benefit of the Parties to this Agreement and their respective successors and assigns. Neither Party will voluntarily nor by operation of law, assign, transfer, license or otherwise transfer all or any part of its rights, duties or other interests in this Agreement or the proceeds from this Agreement (“Assignment”) without the other Party’s prior written consent, which consent will not be unreasonably withheld or delayed. Any attempt to make an Assignment in violation of this provision is null and void. Each Party shall provide written notice to the other Party of any direct or indirect change in its ownership. Either Party’s failure to comply with the Assignment provisions, as contained in this paragraph, will give the other Party, at its sole discretion, the option to either accept the breaching Party’s assignee or terminate this Agreement. No Assignment will release either Party of its obligations under this Agreement. Notwithstanding the foregoing, the Parties acknowledge and consent to the Assignment of Smart Contracts by either Party to a factor pursuant to certain factoring arrangements among the assigning Party and such factor on the TessPay Platform.

25.	AMENDMENT. Platform Carrier B reserves the right to change and/or amend the rates set forth in any particular Smart Contract through the online portal of the TessPay Platform (the “Customer Portal”) subject to the consent of Platform Carrier A as required by the TessPay Platform to make such change effective. Platform Carrier B may elect to suspend, reduce or terminate the Services if such change in rates is not accepted by Platform Carrier A within ____(__) days through the Customer Portal of the TessPay Platform.

26.	ENTIRE AGREEMENT. This Agreement supersedes and merges all prior agreements, promises, understandings, statements, representations, warranties and covenants and all inducements to the making of this Agreement relied on by either Party to this Agreement, whether written or oral, and embodies the Parties’ complete and entire agreement with respect to the subject matter of this Agreement. No statement or agreement, oral or written, made before the signing of this Agreement will vary or modify the written terms of this Agreement.

27.	NO THIRD-PARTY BENEFICIARIES. This Agreement is made solely for the benefit of Platform Carrier A and Platform Carrier B and their respective successors and permitted assigns. Nothing in this Agreement should be interpreted to mean that Platform Carrier A and Platform Carrier B are partners, joint ventures, or co-owners or are otherwise participants in a common undertaking. Neither Party and its employees are given authority, express or implied, to represent, act for, or otherwise create or assume any obligation on behalf of, or binding on the other Party. Nothing in this Agreement will confer any rights or remedies on any third party. Each Party will indemnify the other Party and its agents against any claims by any of its customers related to the Services. Notwithstanding the foregoing, the Parties acknowledge and consent to the Assignment of Smart Contracts by Platform Carrier to a factor pursuant to certain factoring arrangements among Platform Carrier and such factor on the TessPay Platform.

28.	SEVERABILITY. If any terms of this Agreement are determined to be illegal, unenforceable, or invalid in whole or in part for any reason, the terms are stricken and will not affect the legality, enforceability, or validity of the remainder of this Agreement. If any terms of this Agreement are stricken as a result of this Section, then the stricken provision is replaced, to the extent possible, with legal, enforceable, and valid terms that are as similar the stricken provision as is legally possible and consistent with the intent and purpose of this Agreement. All headings and titles contained in this Agreement are used solely to organize the contents of this Agreement and will not be used to affect the interpretation of the contents of this document.

29.	CONFIDENTIALITY. Each Party will keep the terms of this Agreement, a Smart Contract and communications concerning this Agreement, including Invoices, confidential. The Parties agree not to disclose, and to assure that their employees and agents will not disclose, any confidential information to any competitor or any other systems operator, or person, or use this information in connection with any obligations which are now owed, or in the future may be owed, by either Party to any other person or entity for the term of this Agreement. Confidential information will include, but will not be limited to, any and all long-distance rates and/or quotes, whether written or oral. The Parties will mark documents “Confidential” whenever possible. When this Agreement terminates, the Parties agree to return to one another any and all materials and confidential information belonging to the other Party. Injunctive relief for violation of this confidentiality provision is available without a showing of irreparable harm or injury and without the necessity to post any bond whatsoever.

30.	REPRESENTATION OF AUTHORITY. Each Party represents and warrants to the other that the signing and delivery of this Agreement and the performance of the Party’s obligations under this Agreement have been duly authorized and that the Agreement is a valid and legal agreement that is binding on the Parties and enforceable in accordance with its terms.

31.	FURTHER ASSURANCES. The Parties will, at their own costs and expense, execute and deliver any other documents and instruments and will take any other actions as may be reasonably required or appropriate to carry out the intent and purposes of this Agreement.

32.	GOVERNING LAW. This Agreement is in all respects governed by the laws of the United States of America. Any disputes that may arise under this Agreement must be resolved in accordance with such laws.

33.	JURISDICTION. If any controversy regarding this Agreement between Platform Carrier A and Platform Carrier B arises that cannot be agreed on, the Parties to this Agreement agree to binding arbitration under the commercial arbitration rules of the American Arbitration Association using a single arbitrator in and this arbitrator may award attorneys and paralegal fees, expert fees and costs to the prevailing Party.

34.	NOTICES. Unless otherwise specifically proved herein, any notice required by this Agreement is effective and deemed delivered three (3) business days after posting with the United States Postal Service when mailed by certified mail, return receipt requested, properly addressed and with the correct postage or one (1) business day after pick up by the courier service when sent by overnight courier, properly addressed and upon receipt when sent via facsimile or electronic mail. Notices will be sent to the addresses set forth in a Smart Contract, unless either Party notifies the other of an address/number change in writing.

SCHEDULE A CERTIFICATE OF EXEMPTION FROM THE

FEDERAL EXCISE TAX ON COMMUNICATIONS SERVICES

ANY MODIFICATION TO THIS CERTIFICATE RENDERS IT NULL AND VOID

The undersigned hereby certifies that the service furnished by _________________ is exempt from the Federal Excise Tax on Communications imposed by section 4251 of the Internal Revenue Code (IRC § 4251) because the undersigned is exempt under IRC § 4253 for such reason as checked below (check one). The undersigned agrees to notify _________ in writing when the claimed status no longer applies.

☐ The undersigned is a non-profit hospital referred to in IRC § 170(b)(1)(A)(ii) that is exempt from income tax under IRC § 501(a).

☐ The undersigned is a non-profit educational organization described in IRC § 170(b)(1)(A)(ii) which is exempt from income tax under IRC § 501(a).

☐ The undersigned is a school, which is operated as an activity of an organization described in IRC § 501(c)(3), which is exempt from income tax under IRC § 501(a) if the school normally maintains a regular faculty and a curriculum and normally has a regularly enrolled student body in attendance at the place where its educational activities are regularly carried on.

☐ The undersigned is the U.S. government or government of a State, political subdivision of the state or the District of Columbia.

☐ The undersigned is the American Red Cross or an international organization described in IRS § 7701(a)(18) or IRS § 4253(c).

☐ A news services (pursuant to IRC § 4253(b)), which is used in the collection of news for the public press, radio broadcasting or in the dissemination of news through the public press, or by means of radio broadcasting and the charge for the service is billed, in writing, to the person using the service.

☐ The undersigned is a diplomatic, consular or other officer of a foreign government temporarily residing in the United States who is a national of the foreign country on a diplomatic mission.

☐ The service will be used exclusively in the rendering of a communications service upon which tax is imposed by IRC § 4251. The undersigned understands that no tax will be collected by _______________ on charges for the service and that the undersigned will be responsible for collecting any Federal Excise Tax as may be due from the undersigned’s customers.

☐ The service, defined in IRC § 4252(b)(2) is for use by a common carrier, telephone or telegraph company, or radio broadcasting station or network in the conduct of its business as such.

TO BE VALID, THIS CERTIFICATE MUST BE SIGNED UNDER PENALTIES FOR FRAUDULENT USE; ONE OF THE ABOVE BOXES MUST BE CHECKED AND THE EFFECTIVE DATE OF THE EXEMPTION MUST BE PROVIDED.

THE EXEMPT STATUS OF THE UNDERSIGNED IS EFFECTIVE AS OF ___________, 20__

ORGANIZATION AND ADDRESS

FEDERAL TAX ID

I swear, under penalties for fraudulent use, which include fines, imprisonment, or both, together with cost of prosecution that the statements contained herein are true to the best of my knowledge.

Signature	Name/Title	Date

CERTIFICATE OF EXEMPTION FROM THE

FEDERAL EXCISE TAX ON COMMUNICATIONS SERVICES

ANY MODIFICATION TO THIS CERTIFICATE RENDERS IT NULL AND VOID

The undersigned hereby certifies that the service furnished by ___________________ is exempt from the Federal Excise Tax on Communications imposed by section 4251 of the Internal Revenue Code (IRC § 4251) because the undersigned is exempt under IRC § 4253 for such reason as checked below (check one). The undersigned agrees to notify ____________________ in writing when the claimed status no longer applies.

☐ The undersigned is a non-profit hospital referred to in IRC § 170(b)(1)(A)(ii) that is exempt from income tax under IRC § 501(a).

☐ The undersigned is a non-profit educational organization described in IRC § 170(b)(1)(A)(ii) which is exempt from income tax under IRC § 501(a).

☐ The undersigned is a school, which is operated as an activity of an organization described in IRC § 501(c)(3), which is exempt from income tax under IRC § 501(a) if the school normally maintains a regular faculty and a curriculum and normally has a regularly enrolled student body in attendance at the place where its educational activities are regularly carried on.

☐ The undersigned is the U.S. government or government of a State, political subdivision of the state or the District of Columbia.

☐ The undersigned is the American Red Cross or an international organization described in IRS § 7701(a)(18) or IRS § 4253(c).

☐ A news services (pursuant to IRC § 4253(b)), which is used in the collection of news for the public press, radio broadcasting or in the dissemination of news through the public press, or by means of radio broadcasting and the charge for the service is billed, in writing, to the person using the service.

☐ The undersigned is a diplomatic, consular or other officer of a foreign government temporarily residing in the United States who is a national of the foreign country on a diplomatic mission.

☐ The service will be used exclusively in the rendering of a communications service upon which tax is imposed by IRC § 4251. The undersigned understands that no tax will be collected by ____________________ on charges for the service and that the undersigned will be responsible for collecting any Federal Excise Tax as may be due from the undersigned’s customers.

☐ The service, defined in IRC § 4252(b)(2) is for use by a common carrier, telephone or telegraph company, or radio broadcasting station or network in the conduct of its business as such.

TO BE VALID, THIS CERTIFICATE MUST BE SIGNED UNDER PENALTIES FOR FRAUDULENT USE; ONE OF THE ABOVE BOXES MUST BE CHECKED AND THE EFFECTIVE DATE OF THE EXEMPTION MUST BE PROVIDED.

THE EXEMPT STATUS OF THE UNDERSIGNED IS EFFECTIVE AS OF ___________, 20__

ORGANIZATION AND ADDRESS

FEDERAL TAX ID

I swear, under penalties for fraudulent use, which include fines, imprisonment, or both, together with cost of prosecution that the statements contained herein are true to the best of my knowledge.

Signature	Title

SCHEDULE B

SMART CONTRACT TERMS AND CONDITIONS

(EFFECTIVE WHEN ACCEPTED ONLINE BY THE PARTIES)

● Selling Carrier

● Buying Carrier

● Contract Type: Standard (funding not required); Origination (funding required)

● Effective date

● Termination date

● Billing Cycle: see Paragraph 9 INVOICES DUE DATE

● Payment Terms: Prepay or see Paragraph 9 INVOICES DUE DATE

● Traffic Type: CLI/NCLI/TDM

● Call Rates: Dial code; Country; Rate per minute; Billing increment; Effective date; Termination date

● Minimum Notice Period: days for rate change acceptance (1-15 days)